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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 ---------------

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): August 21, 2002



                              WSI INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


                 Minnesota                           41-0691607
          (State or other jurisdiction of        (I.R.S. Employer
          incorporation or organization)         Identification No.)

                    18151 Territorial Road, Osseo, MN 55369
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (763) 428-4308

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Items 1, 2, 3, 5, 6, 8 and 9 are not applicable and therefore omitted.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

(a)  Previous independent accountants

         (i) On August 21, 2002, the Board of Directors of WSI Industries, Inc. (the "Company"), upon the recommendation of the Audit Committee of the Company, approved the dismissal of the Company's independent public accountant, Ernst & Young LLP.

         (ii) No reports by Ernst & Young LLP within the last two years have contained an adverse opinion or a disclaimer of opinion, or have been qualified or modified as to uncertainty, audit scope or accounting principle.

         (iii) During the Company's two most recent fiscal years and all interim periods preceding the dismissal, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         (iv) Within the last two most recent fiscal years and all subsequent interim periods and to the date of dismissal, there have been no reportable events with respect to Ernst & Young LLP as that term is described in Item 304 of Regulations S-K.

         (v) The Company has requested that Ernst & Young LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated August 21, 2002 is filed as Exhibit 16.1 to this Form 8-K.

(b)  New independent accountants

         (i) On August 21, 2002, the Company selected and engaged Schechter Dokken Kanter Andrews & Selcer Ltd. as its independent public accountant.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1               Letter from Ernst & Young LLP dated August 21, 2002.



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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        WSI INDUSTRIES, INC.

                                        By: /s/ Paul Sheely
                                            ----------------------------------
                                        Paul D. Sheely, Vice President,
                                        Finance & CFO

August 21, 2002